UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 10, 2010

ILLINOIS TOOL WORKS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4797	36-1258310
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3600 West Lake Avenue, Glenview, Illinois		60026-1215
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	847-724-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At its December 10, 2010 meeting, the Board of Directors approved the following:

(i)	Illinois Tool Works Inc. 2011 Executive Incentive Plan (the “Annual Plan”),

(ii)	An amendment and restatement of the Illinois Tool Works Inc. 2006 Stock Incentive Plan, including an amendment to change the name of such plan to the Illinois Tool Works Inc. 2011 Long-Term Incentive Plan (the “Long-Term Plan”), and

(iii)	Illinois Tool Works Inc. 2011 Change-in-Control Severance Compensation Policy (the “Severance Plan”).

The following is a description of each of these plans.

2011 Executive Incentive Plan (“Annual Plan”)

The Annual Plan will replace the Company’s existing Executive Incentive Plan. The Annual Plan is for employees of the Company or any of its subsidiaries who are approved for participation by the Compensation Committee (“Committee”) or management of the Company.

The Annual Plan provides for awards to be earned over a calendar year performance period. On or before March 31 of each year, the Committee may establish and/or approve individual performance objectives, or O Factor objectives, as well as objectives to measure business performance of the Company or any of its business units, or P Factor objectives, and in each case, may establish a formula to determine the percentage of the maximum award amounts to be payable based upon the degree of attainment of the O Factor and P Factor objectives. The first performance period to be under the Annual Plan will be calendar year 2012.

If a participant’s employment is terminated by death, disability or retirement, the participant is to receive a portion of the awards, based on the degree of achievement, determined as if he or she had remained employed for the entire year, prorated for the number of days during the year that have elapsed as of the termination date. If a participant’s employment is terminated for a reason other than death, disability or retirement, the awards will be forfeited, unless the Committee determines otherwise. The Committee may terminate any participant’s rights to receive an award at any time prior to the payment date, provided that a participant’s participation may not be terminated within the 90-day period prior to the date of any Corporate Change. Corporate Change is defined in the Annual Plan generally as a change in control of the Company due to (i) dissolution, (ii) merger, consolidation or reorganization after which the stockholders of the Company immediately prior to the effective date thereof hold less than 70% of the outstanding common stock of the surviving entity, (iii) the sale to a third party of Company assets having a total gross fair market value of at least 40% of the total gross fair market value of all Company assets, (iv) any person or group acting in concert, other than descendants of Byron L. Smith and related trusts, becoming the beneficial owner of more than 30% of the Company’s outstanding common stock, or (v) the composition of the Board changes by more than 50%.

If a Corporate Change occurs and an award is not replaced with a similar award of equivalent value and on terms at least as favorable as the original award (a “Replacement Award”), the award shall be deemed to be earned and immediately payable in full at the target level (or actual achievement level if greater), prorated for the number of days in the year that have elapsed as of the date of the Corporate Change. If a participant’s awards are replaced with Replacement Awards in connection with a Corporate Change, and prior to the end of the performance period of any such award the participant’s employment is terminated by the Company without Cause or by the participant for Good Reason, the Replacement Awards shall be immediately payable in full at the target level (or actual achievement level if greater), prorated for the number of days in the year that have elapsed as of the date of termination. Generally, a participant’s employment would be deemed to have been terminated for Cause if the participant (i) participates in dishonesty, fraud, misrepresentation, embezzlement or deliberate injury to the Company, (ii) commits any unlawful or criminal activity of a serious nature, (iii) intentionally breaches a duty or duties that are material in relation to his or her overall duties, or (iv) materially breaches any confidentiality or noncompete agreement with the Company or any of its subsidiaries. Generally, a participant will be deemed to have terminated his or her employment for Good Reason if there occurs (i) a material reduction in overall responsibilities, level of authority, or level of reporting; (ii) any material reduction in base salary other than one which applies to all non-union employees of the Company or subsidiary, or (iii) the participant is required to relocate more than 50 miles from his or her previous location. The Annual Plan provides that any adjustment or termination of a participant’s participation in the Annual Plan that occurs at any time on or after the 90th day preceding a Corporate Change shall be of no effect.

All awards under the Annual Plan are subject to forfeiture in order to comply with applicable law, regulation, stock exchange rule or accounting rule, or to comply with any Company policy regarding the recovery of erroneously awarded incentive-based compensation.

The Board of Directors also approved the Illinois Tool Works Inc. 2011 Cash Incentive Plan, subject to stockholder approval at the Company’s 2011 Annual Meeting of Stockholders. If the 2011 Cash Incentive Plan is approved at the Annual Meeting, executives with respect to whom the limitations of Internal Revenue Code Section 162(m) applies will receive annual cash incentive awards under the 2011 Cash Incentive Plan rather than the Annual Plan commencing with the 2012 performance period.

2011 Long-Term Incentive Plan (“Long-Term Plan”)

The Board approved an amendment and restatement of the 2006 Stock Incentive Plan, including a change in the name of the plan to the 2011 Long-Term Incentive Plan, effective for all grants under the plan on or after January 1, 2011. The amendments include provisions to: (i) change the vesting provisions upon a change in control to a double trigger from a single trigger for awards that are replaced or continued in connection with a change-in-control, (ii) prohibit the purchase of underwater options, (iii) provide that awards under the plan are subject to any Company policy regarding the recovery of erroneously awarded incentive-based compensation, (iv) restrict dividends and other distributions on stock awards to the same extent that restrictions apply to the underlying awards unless otherwise provided by the Committee, (v) impose a minimum vesting period of three years for restricted stock awards (one year for performance-based stock awards), (vi) impose a maximum term of 10 years for stock appreciation rights, (vii) change the limitation on options that may be granted in any calendar year to a single participant from 500,000 to 1,000,000, (viii) provide that upon a stock split, stock dividend or similar event the maximum share or unit limitations contained in the Long-Term Plan shall be equitably adjusted, and (ix) make other non-material changes relating to plan administration or clarification.

A detailed description of the material terms of the Long-Term Plan is included under “Approval of the Illinois Tool Works Inc. 2006 Stock Incentive Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Committee on March 28, 2006, which description is incorporated herein by reference.

2011 Change-in-Control Severance Compensation Policy (the “Severance Plan”)

The purpose of the Severance Plan is generally to encourage executives to remain as employees of the Company notwithstanding the time pressure and financial uncertainty which may result from a proposed or threatened Corporate Change (defined as described above under “2011 Executive Incentive Plan”). The Severance Plan is to become effective January 1, 2011 and is for full-time employees who are designated by the Committee as eligible to participate in the Severance Plan. The Committee has designated the elected officers of the Company, being the President and Chief Executive Officer, the Vice Chairmen, the Executive Vice Presidents and the Senior Vice Presidents, as eligible for participation in the Severance Plan.

If a Corporate Change occurs and a participant’s annual or long-term incentive cash performance awards are continued or replaced with Replacement Awards and within two years thereafter, the participant’s employment is terminated by the Company without Cause or by the participant for Good Reason, the participant shall be entitled to receive: (i) a lump sum payment in an amount equal to two times the sum of the participant’s base pay plus the average of the last three years annual incentive bonus payments; plus (ii) a lump sum payment equal to the full value of the participant’s annual bonus award payable at the target amount (or actual achievement amount if greater), prorated for the number of days in the year that have elapsed as of the termination date; plus (iii) a lump sum payment equal to the full value of any cash incentive award with a performance period greater than one year, at the target amount (or actual achievement amount if greater), prorated for the number of days in the performance period that have elapsed as of the termination date. If a Corporate Change occurs and a participant’s annual or long-term incentive cash performance awards are not continued or replaced with Replacement Awards, then the annual and long-term cash incentive performance awards described in clauses (ii) and (iii) in the preceding sentence shall be immediately payable. The terms “Replacement Awards,” “Cause” and “Good Reason” are defined as described above under “2011 Executive Incentive Plan.”

The amount of any cash payments determined under the Severance Plan shall be reduced by any cash payments in the nature of severance payments paid or payable by the Company or any of its subsidiaries pursuant to any other agreement, policy, program, arrangement or requirement of law (other than the Severance Plan or cash payments received in lieu of stock incentives). All payments under the Severance Plan are subject to forfeiture in order to comply with applicable law, regulation, stock exchange rule or accounting rule, or to comply with any Company policy regarding the recovery of erroneously awarded incentive-based compensation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLINOIS TOOL WORKS INC.

December 16, 2010	By:	James H. Wooten, Jr.

Name: James H. Wooten, Jr.
Title: Senior Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Illinois Tool Works Inc. 2011 Executive Incentive Plan
99.2	Amended and Restated Illinois Tool Works Inc. 2011 Long-Term Incentive Plan
99.3	Illinois Tool Works Inc. 2011 Change-in-Control Severance Compensation Policy